SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant                     |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|     Preliminary proxy statement
|X|     Definitive proxy statement
|_|     Definitive additional materials
|_|     Soliciting material pursuant to Rule 14a-11 or Rule 14a-12

                                 InnovaCom, Inc.
------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

|X|     No fee required
|_|     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).
|_|     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(I)(3).
|_|     Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transactions applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

|_|     Fee paid previously by written preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, schedule or registration statement No.:

        (3) Filing party:

        (4) Date filed:

                                 INNOVACOM, INC.
                               3400 Garrett Drive
                          Santa Clara, California 95054

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1999

To Our Stockholders:

You are invited to attend a Special Meeting of Stockholders of INNOVACOM, INC., a Nevada corporation (the "Company"), to be held on Friday, June 11, 1999, at 10:00 a.m., local time, at 3400 Garrett Drive, Santa Clara, California 95054, to consider and act upon the following matters:

        1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock available for issuance from Fifty Million (50,000,000) to One Hundred Fifty Million (150,000,000);

        2. To approve an amendment to the Company's Articles of Incorporation to authorize and create Ten Million (10,000,000) shares of Preferred Stock whose terms will be designated, and which may be issued from time to time, as determined by the Board of Directors;

        3.     To adopt the Company's 1999 Stock Option Plan (the "1999 Plan");
               and

        4. To consider and act upon such other matters as may properly come before the Special Meeting.

The above matters are more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

In order that your shares may be represented at this Special Meeting, please sign and return the enclosed proxy promptly. A return envelope, which requires no postage, is enclosed.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/FRANK ALIOTO,
                       -----------------
                      President and Chief Executive Officer

Santa Clara, California
April 26, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. IF YOU WISH TO ATTEND THE SPECIAL MEETING AND VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY FIRST REVOKING YOUR PROXY AND THEN VOTING.

                                 INNOVACOM, INC.
                               3400 Garrett Drive
                          Santa Clara, California 95054
                                 (408) 727-2447

                                 PROXY STATEMENT

General

This Proxy Statement is furnished to holders of Common Stock of InnovaCom, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies to be voted at a Special Meeting of Stockholders to be held on Friday, June 11, 1999, or at any adjournment or postponement thereof, for the following purposes:

        1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock available for issuance from Fifty Million (50,000,000) to One Hundred Fifty Million (150,000,000);

        2. To approve an amendment to the Company's Articles of Incorporation to authorize and create Ten Million (10,000,000) shares of Preferred Stock whose terms will be designated, and which may be issued from time to time, as determined by the Board of Directors;

        3.     To adopt the Company's 1999 Stock Option Plan (the "1999 Plan");
               and

        4. To consider and act upon such other matters as may properly come before the Special Meeting.

The Special Meeting will be held at 10:00 a.m. local time, at the Company's principal executive office located at 3400 Garrett Drive, Santa Clara, California 95054. The Company's Proxy Statement and proxy are being mailed or delivered to stockholders of the Company on approximately April 26, 1999.

Record Date and Voting Rights

Only stockholders of record on the books of the Company at the close of business on April 23, 1999, will be entitled to vote at the Special Meeting. At the close of business on that date, there were outstanding 25,035,796 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the Special Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Special Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Absent contrary instructions, each proxy signed and received will be voted "FOR" the proposed amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock available for issuance, "FOR" the proposed amendment to the Company's Articles of Incorporation to authorize and create shares of Preferred Stock, and "FOR" the adoption of the Company's 1999 Stock Option Plan. Additionally, each proxy received will be voted (at the proxy holders' discretion) on such other matters, if any, that may properly come before the Special Meeting (including any proposal to adjourn the Special Meeting).

Revocability of Proxies

Shares represented by a duly executed proxy in the accompanying form received by the Board of Directors prior to the Special Meeting will be voted at the Special Meeting. Any such proxy may be revoked at any time prior to exercise by a written request delivered to the Secretary of the Company at InnovaCom, Inc., 3400 Garrett Drive, Santa Clara, California 95054, stating that the proxy is revoked.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. The principal solicitation of proxies is being made by mail and personal delivery. However, additional solicitations may be made by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. In the case of employee stockholders located at the Company's principal office in Santa Clara, California, this Proxy Statement and related materials may be hand-delivered.

This Proxy Statement and proxy were first mailed to stockholders on or about April 26, 1999.


                                 PROPOSAL NO. 1

            APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF
            INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

Increase in Authorized Number of Shares of Common Stock

Article IV of InnovaCom's Articles of Incorporation currently authorizes the Company to issue up to 50 million shares of Common Stock, $0.001 par value (the "Common Stock"). As of April 23, 1999, 25,035,796 shares of Common Stock were issued and outstanding. In order to provide for general working capital, in December of 1997, and in each of June, August, October, November, and December of 1998, the Company issued $9 million in aggregate principal amount of Convertible Debentures (the "Debentures"). The Company issued another $750,000 in principal amount of Convertible Debentures in January 1999. All of the Debentures accrue interest at the rate of 7% per annum, and are convertible into shares of the Company's Common Stock at various discounted conversion rates depending upon the date of issuance and the current share price. As of April 1, 1999, the weighted average conversion rate was approximately $0.15 per share. If the Debenture holders converted their Debentures into shares of Common Stock, they would receive 71,898,008 shares of Common Stock, which number of shares, when combined with the Debenture holders' current share holdings, would represent approximately 76% of the Company's total shares. All of the Debentures have a term of five (5) years from the date of issuance, and are secured by all of the assets of the Company. In connection with each of the issuances of Debentures, the Company also issued certain Warrants exercisable for shares of the Company's Common Stock.

Under the terms of the Debentures and Warrants, the Company is obligated to have in reserve an adequate number of shares of Common Stock to allow for full conversion of all Debentures and the exercise of the Warrants. Due to the drop in share price of the Company's Common Stock, if the holders of the Debentures or Warrants exercised their conversion rights in full, the Company would not have sufficient authorized shares of Common Stock available to issue to them. Thus, additional shares of Common Stock must be authorized for issuance in order for the Company to be in compliance with its covenants under the Debenture and Warrant transaction documents. Therefore, stockholder approval is being sought for an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from Fifty Million (50,000,000) to One Hundred Fifty Million (150,000,000).

The Board of Directors of the Company has approved and proposed for submission to the stockholders an amendment to Article IV of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock available for issuance from Fifty Million (50,000,000) to One Hundred Fifty Million (150,000,000). Such increase in the Company's authorized shares of Common Stock will allow the Company to comply with its obligations under the terms of the Debentures and Warrants and thereby avoid the enforcement by the Debenture holder of its various rights and remedies upon default. The Debenture holder has tentatively waived the enforcement of its rights and remedies under the Debenture and Warrant transaction documents contingent upon the Company's increasing its authorized shares of Common Stock as proposed herein.

In the event the Company does not receive the required number of votes to amend its Articles of Incorporation to increase the number of shares of Common Stock available for issuance, the Company will once again seek stockholder approval of such amendment as well as seek a further waiver from Debenture holder. However, no assurance can be given that the Company will be able to obtain such a further waiver from the Debenture holder.

Vote Required

The affirmative vote of the majority of the outstanding shares of Common Stock of the Company is required to approve Proposal No. 1.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE FROM FIFTY MILLION (50,000,000) TO ONE HUNDRED FIFTY MILLION (150,000,000).


                                 PROPOSAL NO. 2

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE AND CREATE TEN MILLION (10,000,000) SHARES OF PREFERRED STOCK WHOSE TERMS WILL BE DESIGNATED AND WHICH MAY BE ISSUED FROM TIME TO TIME BY THE BOARD OF DIRECTORS

Authorization of Preferred Stock

The Board of Directors of the Company has approved and proposed for submission to the stockholders an amendment to Article IV of the Company's Articles of Incorporation to authorize the issuance of Ten Million (10,000,000) shares of Preferred Stock, the specific terms of which the Board of Directors may from time to time designate. The proposed amendment to the Articles of Incorporation will allow for the issuance of

Preferred Stock that will give the Company significant flexibility to develop and structure transactions designed to raise working capital in the future.

The authorization of the Preferred Stock will allow the Company to issue securities with rights, preferences, and privileges that may be greater than those of holders of the Company's Common Stock. However, the authorization of the Preferred Stock may create a voting impediment or frustrate persons seeking to effect a merger or to otherwise gain control of the Company. At the present time, however the Company has no intent to issue Preferred Stock.

If Proposal No. 1 and Proposal No. 2 are both approved by the holders of a majority of the outstanding shares of Common Stock, Article IV of the Articles of Incorporation will read as follows:

        "The Corporation is authorized to issue a total of One Hundred Sixty Million Shares (160,000,000) of stock consisting of two classes of shares to be designated "Common Stock" and Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is One Hundred Fifty Million (150,000,000), each with a par value of $0.001, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), each with a par value of $0.001. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may, by resolution, fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, including voting rights, preferences, privileges, and restrictions, pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

Vote Required

The affirmative vote of the majority of the outstanding shares of Common Stock of the Company is required to approve Proposal No. 2.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE AND CREATE TEN MILLION (10,000,000) SHARES OF PREFERRED STOCK TO BE DESIGNATED AND ISSUED FROM TIME TO TIME AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS.


                                 PROPOSAL NO. 3

                ADOPTION OF THE COMPANY'S 1999 STOCK OPTION PLAN

Effective January 12, 1999, and subject to stockholder approval, the Board of Directors approved adoption of the Company's 1999 Stock Option Plan (the "1999 Plan") to serve as a vehicle to attract and retain the services of employees, officers, directors, and consultants. As discussed below, the 1999 Plan is a "dual plan" which provides for the grant of both Incentive Stock Options and Non-qualified Stock Options.

Description of the 1999 Plan

The 1999 Plan covers 5,000,000 shares of the Company's Common Stock, which shares will be reserved upon confirmation of the 1999 Plan. The following is a summary of the provisions of the 1999 Plan.

Eligibility. The 1999 Plan provides for the grant of options to employees, officers, directors, and consultants of the Company or its subsidiaries, if any.

Administration. The 1999 Plan will be administered by a Compensation Committee consisting of two or more disinterested non-employee board members (the "Administrator"). The Administrator is responsible for the operation of the 1999 Plan and, subject to the terms thereof, makes all determinations regarding (i) which eligible persons shall be granted options ("participants"), and (ii) the nature and extent of participation. The interpretation and construction of any provisions of the 1999 Plan by the Administrator shall be final.

Terms of Options. Each option will be evidenced by a stock option agreement between the Company and a participant. The Administrator shall determine the term of an option, provided that an option may not have a term longer than 10 years, and in the case of an Incentive Stock Option, an optionee who holds more than 10% voting control of all shares of the Company shall not have more than a five-year term.

Limitation on Incentive Stock Options. The Administrator shall determine the number of shares subject to an option grant. However, the aggregate fair market value of the Common Stock for which any Incentive Stock Option may first become exercisable by any optionee during any calendar year under the Plan, together with that of stock subject to Incentive Stock Options first exercisable by such optionee under any other plan of the Company, shall not exceed $100,000.

Exercise of the Option. Options shall become exercisable during a period or during such periods as the Administrator shall determine.

Option Price. The option price will be determined by the Administrator and shall be the fair market value of the Company's common stock on the date of grant, based upon the closing price of the common stock on that date. In the case of an Incentive Stock Option granted to an employee who owns more than 10% voting control of all shares of the Company, or its parent or subsidiary, the exercise price will be 110% of the fair market value.

Employment Agreement. The Administrator may include in an option agreement a condition that the participant shall agree to remain in the employ of the Company for a specified period of time following the date of grant.

Termination of Status as an Employee, Officer, Director or Consultant. If for any reason other than permanent and total disability or death, an optionee ceases to be employed by the Company, Incentive Stock Options held at the date of such termination (to the extent then exercisable) may be exercised at any time within three months after the date of termination or such lesser period specified in the option agreement. Non-qualified Stock Options are not limited to such three-month exercise period. If an optionee granted an Incentive Stock Option continues as a consultant, advisor or in a similar capacity to the Company the optionee need not exercise the option within three months of termination of employment but shall be entitled to exercise the option within three months of termination of services to the Company (or one year in the event of permanent disability or death); however, the option will not qualify as an Incentive Stock Option if not exercised within three months of termination of employment.

Death or Permanent Disability. If a holder of an Incentive Stock Option should die or become permanently disabled (or if the optionee dies within the period that the option remains exercisable after termination of employment), the Incentive Stock Option may be exercised by the participant's estate, or the participant or his representative, at any time within one year after the death or permanent disability or any lesser period specified in the option agreement, but in no event after the earlier of (i) the expiration date of the option as set forth in the option agreement, and (ii) ten years from the date of grant (five years in the event of a more than 10% stockholder). Non-qualified Stock Options shall not be limited to such one-year exercise period upon permanent disability or death and such options may be exercised within the time specified in the option agreement.

Suspension or Termination of Options. No option shall be exercisable by any person after its expiration date. If the Board or Administrator reasonably believes that a participant has committed an act of misconduct, the Administrator may suspend the participant's right to exercise any option pending a final determination by the Administrator. If the Board or Administrator determines a participant has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, or deliberate disregard of the Company's rules, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customers or contracting parties to breach a contract with the Company, or induces any principal for whom the Company acts as an agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any option thereunder. In making such determination, the Board or Administrator shall give the participant an opportunity to appear and present evidence on the participant's behalf. The determination of the Board or Administrator shall be final and conclusive.

Non-transferability of Options. An option is nontransferable, other than by will or the laws of descent and distribution, and is exercisable only by the participant during his or her lifetime or, in the event of death, by the executors, administrators, legatees, or heirs of his or her estate during the time period described above.

Adjustment upon Changes in Capitalization. In the event of a recapitalization, reclassification, stock split, combination of shares, stock dividend, or other event, an appropriate adjustment shall be made in the option price and in the number of shares subject to the option.

Dissolution, Liquidation, Merger. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination, or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company, the Administrator, in its absolute discretion, may
(i) cancel each outstanding option upon payment in cash to the optionee of the amount by which any cash and the fair market value of any other property which the optionee would have received as consideration for the shares of Common Stock covered by the option if the option had been exercised immediately prior to such liquidation, dissolution, merger, consolidation, combination, reorganization, or sale exceeds the exercise price of the option, or (ii) negotiate to have such option assumed by the surviving corporation. In addition, the Administrator in its absolute discretion may accelerate the time within which each outstanding option may be exercised. If the Company is the survivor, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities and the exercise price with respect to which outstanding options may be exercised.

Amendment and Termination. The Board of Directors may amend the 1999 Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares for which options may be granted, changes the designation of the class of persons eligible to be granted options, or materially increases the benefits which may accrue to participants under the 1999 Plan. Notwithstanding the foregoing, no action by the Board of Directors or stockholders may impair any option previously granted under the 1999 Plan without the consent of the participant.

Other Provisions. The option agreement may contain such other terms, provisions, and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

Federal Tax Aspects

The 1999 Plan is a "dual plan" in that it provides for the grant of both Non-qualified Stock Options and Incentive Stock Options.

Non-qualified Stock Options. In general, the grant of an option under the 1999 Plan that is designated as a Non-qualified Stock Option will not result in taxable income to the recipient at the time of grant.

In general, a participant who exercises the option will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. The Company will be entitled to tax deductions in the same amounts and at the same times as the participant takes amounts into income. The participant's cost basis in the acquired shares will be the same as the fair market value of the shares on the date they are valued to determine taxable income.

Incentive Stock Options. The grant of an option under the 1999 Plan that is designated as an Incentive Stock Option under Section 422 of the Internal Revenue Code will not result in taxable income to the recipient at the time of the grant. The participant will, however, recognize taxable income in the year in which the shares purchased under the Incentive Stock Option are sold or otherwise made the subject of disposition.

For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. The participant will make a qualifying disposition of a purchased share if no disposition of such share is made by participant within two years from the date of the granting of the option nor within one year after the transfer of such share to the participant. If the participant fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition, the participant will recognize capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the fair market value of the shares on the date of exercise less the option price paid for such shares will be taxable as ordinary income.
Any additional gain recognized upon the disposition will be capital gain.

If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date the option was exercised exceeded the option price. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

Withholding Taxes. The Company is entitled to take appropriate measures to withhold from the shares of common stock, or to otherwise obtain from the recipients, sufficient sums the Company deems necessary to satisfy any applicable federal, state and local withholding taxes, including FICA taxes, before the delivery of the common stock to the recipient.

Pursuant to the 1999 Plan and subject to stockholder approval, Messrs. Alioto, Creasey, Levine and Kaliczak will receive options to acquire 1,000,000, 500,000, 150,000, and 150,000 shares of Common Stock, respectively.

Vote Required

The affirmative vote of the majority of shares of Common Stock of InnovaCom represented in person or by proxy at the Special Meeting and entitled to vote is required to approve Proposal No. 3.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN.

Executive Compensation.

The following table sets forth the compensation of Mr. Alioto, the Company's President, and each other officer of the Company who earned more than $100,000 in annual compensation during 1998. In addition, the table shows the compensation of Messrs. Mark Koz and Thomas E. Burke who each served as the Company's President during 1998, but resigned during such year. No other officers received annual compensation in excess of $100,000 during 1998.



                           SUMMARY COMPENSATION TABLE
                                                                                   Long Term Compensation
                                    Annual Compensation                     Awards                 Payouts
                                   ----------------------         ---------------------------   ------------


                                                       Other             Restricted    Securities
                                                       Annual               Stock      Underlying        LTIP
                                                    Compensation           Award(s)     Options         Payouts       All Other
Name and Principal Position  Year      Salary           ($)                  ($)           (#)            ($)       Compensation
--------------------------- ------   ----------  -------------------     ----------- -------------    -----------   -------------
Frank Alioto                 1998     $  67,600   $  51,171(1)               -        1,300,000             -            -
President and CEO
Stanton Creasey              1998     $ 136,250                              -          200,000
Chief Financial Officer      1997     $  85,923   $  12,000(2)                          300,000
Janek Kaliczak               1998     $ 122,500             -                -          150,000             -            -
Vice President Marketing
Steven Levine                1998     $ 107,292   $  15,000(2)               -          150,000
Vice President Research
 and Marketing
Thomas Burke                 1998     $ 260,624   $ 125,000(3)               -        1,000,000             -            -
Former President and CEO



                                                                                   Long Term Compensation

                                    Annual Compensation                     Awards                 Payouts
                                   ----------------------               -------------------------   ------------

                                                       Other             Restricted    Securities
                                                       Annual               Stock      Underlying        LTIP
                                                    Compensation           Award(s)     Options         Payouts       All Other
Name and Principal Position  Year       Salary           ($)                  ($)           (#)           ($)        Compensation
--------------------------- ------   ----------  -------------------     ----------- -------------    -----------   ---------------

Mark C. Koz                  1998       $198,604    $ 55,269(4)               -                           -               -
Former President and CEO     1997       $241,500    $ 10,500(5)               -           300,000
                             1996       $120,000                              -         2,000,000
F. James Anderson            1998      $  82,000    $ 27,500(6)
Former Executive Director    1997       $112,500    $ 37,500(7)                           300,000
Corporate Strat. and Fin.


(1) Effective June 23, 1998, Mr. Alioto was elected president of the Company. Prior to this date, Mr. Alioto served as a consultant to the Company. The $51,171 represents consulting fees paid to Mr. Alioto.

(2)     Represents a bonus.

(3) Compensation relates to $40,000 of moving expenses and $85,000 in lega expenses.

(4) Represents $8,250 in auto expenses and $47,019 in expenses paid on behalf of Mr. Koz.

(5)     Represents $10,500 in auto expenses.

(6)     Represents $19,250 in housing expenses and $8,250 in auto expenses.

(7)     Represents $26,250 in housing expenses and $11,250 in auto expenses.


Employment Contracts

On June 23, 1998, the Company hired Mr. Frank Alioto as President. Pursuant to his employment contract, Mr. Alioto shall receive a salary of $135,000 per year along with other benefits granted to employees of the Company. Additionally, subject to stockholder approval, Mr. Alioto shall also receive options to acquire, during a five (5) year term, up to 1,000,000 shares of Common Stock of the Company at an exercise price equal to $0.26 per share. On June 26, 1998, options to acquire 166,667 shares of Common Stock vested and became immediately exercisable. Options to acquire 166,667 shares of Common Stock shall vest on June 26, 1999, and options to acquire 166,666 shares of Common Stock shall vest on June 26, 2000. Options to acquire the remaining 500,000 shares of Common Stock shall vest on June 26, 2003 or earlier as determined by the Compensation Committee based on performance goals. These options are for a period of five (5) years unless extended to no more than seven (7) years in the event of a change of control. Finally, pursuant to his employment contract, Mr. Alioto shall be indemnified and held harmless by the Company in connection with his serving as President and Chief Executive Officer of the Company.

Mr. Alioto's employment is on an "at-will" basis. Either the Company or Mr. Alioto may terminate the employment at any time for any reason. However, in the event of termination without "cause," the Company shall pay Mr. Alioto a minimum severance salary which is equal to three months pay at Mr. Alioto's then-existing salary as well as twelve (12) additional months of medical and dental insurance coverage for Mr.

Alioto and his dependents. In general, the term "cause" means a willful breach of the duties Mr. Alioto is required to perform under the terms of the employment contract, or the commission of such acts of dishonesty, fraud, or other acts of moral turpitude as would prevent the effective performance of Mr. Alioto's duties. Mr. Alioto was elected to the Board of Directors on June 13, 1998, and became Chairman of the Board on December 15, 1998.

On March 23, 1998, the Company hired Thomas E. Burke to begin employment effective May 1, 1998. Pursuant to his employment contract, Mr. Burke received a salary of $250,000 per year, a signing bonus equal to $200,000 net of taxes, a car allowance equal to $1,000 per month net of taxes, a housing allowance equal to $7,500 per month net of taxes, a life insurance policy equal to $1,500,000, and other benefits granted to employees of the Company. Mr. Burke's employment was for an agreed term of five years and, upon each anniversary date, was to be automatically extended by an additional one year term unless either party gave prior notice not to extend. Mr. Burke was eligible to receive an annual bonus of up to two times Mr. Burke's annual salary based on achieving certain targets as mutually agreed upon by Mr. Burke and the Board of Directors. Mr. Burke also received options to acquire during a ten year term up to 1,000,000 shares of Common Stock of the Company at an exercise price equal to $1.75 per share. The options vested in one-third increments with one increment vesting immediately and the remaining two increments to vest on each anniversary date thereafter. In the event of a change of control, all the options vested immediately.

On June 5, 1998, Mr. Burke resigned. On July 21, 1998, he filed a statement of claim with the American Arbitration Association, San Francisco, California. Mr. Burke claimed the Company breached his employment contract by failing to pay him a lump-sum cash payment of $1 million, salary, bonuses, expenses and other termination payments under his employment contract. The Company responded by claiming Mr. Burke made certain misrepresentations. On December 14, 1998, the Company and Mr. Burke mutually settled their claims with each other. Under the terms of the settlement, each party paid the other a sum of money which had no significant financial impact on the Company.

On May 15, 1997, the Company and Mr. Koz entered into a five-year employment contract. Under the terms of Mr. Koz's employment contract, Mr. Koz received a salary of $240,000 per annum subject to a 7% cost of living increase and other increases as determined by the Board of Directors. On June 16, 1998, Mr. Koz and the Company mutually agreed to amend his employment contract to provide for, among other things, no severance upon termination. Mr. Koz resigned as President and Chief Executive Officer on May 1, 1998, but remained as Chief Technology Officer of the Company and Chairman of the Board. Effective December 10, 1998, Mr. Koz is no longer an employee of the Company. On December 15, 1998, Mr. Koz was replaced as Chairman of the Board but remained as a director.

On May 15, 1997, the Company and Mr. Anderson entered into a five-year employment contract, under the terms of which Mr. Anderson served as Director of Strategic Planning and President of the Company's Entertainment Division. Mr. Anderson's initial salary was $180,000 per annum, subject to a 7% cost of living increase and increases as determined by the Board of Directors. Effective as of June 30, 1998, Mr. Anderson and the Company agreed to terminate his employment contract with the Company without severance pay, but with health care coverage through June 30, 1999. Mr. Anderson resigned as a director of the Company on April 12, 1999.

Options Granted in Last Fiscal Year

The following table sets forth options granted by InnovaCom during the last fiscal year to the executives listed in the summary compensation table.



                      Option/SAR Grants in Last Fiscal Year


                                        Percentage of Total
                                           Options/SARs
                       Options/SARs     Granted to Employees
       Name               Granted         in Fiscal Year    Exercise Price $/sh   Expiration Date
------------------- ------------------- ------------------- ------------------- -------------------
Frank Alioto            1,000,000                                    0.26            06/26/03
                          300,000             39.20%                 0.16            10/13/03
Stanton Creasey           200,000              6.03%                 0.26            03/30/03
Janek Kaliczak             40,000                                    0.26            02/13/03
                          110,000              4.52%                 0.26            06/26/03
Steven Levine             150,000              4.52%                 0.26            06/26/03
Thomas Burke            1,000,000             30.15%                 1.75            03/30/08
F. James Anderson               0                --                    --                  --


Aggregate Option Exercise in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the value of exercised and unexercised options and SARs held by the executives listed in the summary compensation table at fiscal year end.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                                    Value of Unexercised
                                                                                        in-the Money
                                                              Options/SARs at        Options/ SARs at
                                                              Fiscal Year-End         Fiscal Year-End
                                                             Exercisable (E)/         Exercisable (E)/
                    Shares Acquired on                      Subject to Repurchas    Subject to Repurchase
       Name              Exercise       Value Realized ($)          (U)                   (U)(1)
------------------- ------------------- ------------------- ------------------- -------------------
Frank Alioto               None                None          416,667 / 833,333            None
Stanton Creasey            None                None          500,000 / 0                  None
Janek Kaliczak             None                None                0 / 150,000            None
Steven Levine              None                None                0 / 150,000            None
Thomas Burke               None                None          500,000 / 0                  None
Mark C. Koz                None                None          300,000 / 666,666            None
F. James Anderson          None                None       600,000 (2)/ 0                  None


        (1) As of December 31, 1998, all of the Options held were out of the money.

        (2) Includes options to acquire 300,000 shares of Common Stock attributable to Mr. Anderson's Spouse. Mr. Anderson disclaims beneficial ownership to the option held by his spouse.

        During calendar year 1998, the Board of Directors repriced the exercise price for stock options to acquire 2,467,233 shares of Common Stock held by directors, officers, and employees of the Company. The following table sets forth the ten year option repricing information for the executives named in the compensation table and directors.

                           TEN YEAR OPTION REPRICINGS


                                                                                                       Length of
                                             Number of                     Exercise                    Original
                                             Securities    Market Price    Price at                  Optional Term
                                             Underlying    of Stock at     Time of         New       Remaining at
                         Effective Date       Options        Time of      Repricing     Exercise        Date of
Name                       of Reprice       Repriced (#)  Repricing ($)      ($)        Price ($)      Repricing
---------------------- ------------------- -------------- -------------- ------------  ----------- -----------------
Stanton Creasey          March 30,1998         300,000       $ 2.28        $3.38        $ 1.75         4 years
Chief Financial Officer  June 26, 1998         500,000       $  .26        $1.75        $  .26         3 to 4 years
Mark Koz                 June 26, 1998         300,000       $  .26        $2.59        $  .26         4 years
F. James Anderson        June 26, 1998         300,000       $  .26        $2.59        $  .26         4 years
Janek Kaliczak           June 26, 1998          40,000       $  .26        $2.50        $  .26         4 years


Report on Repricing of Stock Options

During the first and second quarter of calendar 1998 there was a substantial decrease in the market price of the Company's Common Stock due, in part, to the Company's management reorganization and concern about the Company's ability to raise capital to pay it prior obligations and to fund its future business operations. As a result, the Board of Directors repriced stock options in June of 1998. The repricing was done in an effort to retain the Company's quality employees, officers, and directors who had lost a significant portion of their financial interest in the Company because their stock options were "out of the money." In both March and June 1998, the Company completed the Company's stock option repricing program for directors, officers, and employees of the Company pursuant to which stock options for 2,467,233 shares of Common Stock, originally issued with exercise prices ranging from $3.06 to $.50 per share, were reissued with an exercise price of $0.26 per share, which exercise price approximated the fair market value of the Company's shares on the date of repricing.

Stock options are intended to provide incentives to the Company's directors, officers, and employees. The Board of Directors believes that such equity incentives are a significant factor in the Company's ability to attract, retain, and motivate directors, officers, and employees who are critical to the Company's long-term success. In repricing the stock options, the Board of Directors considered the fact that directors are not compensated for their services other than through stock options. Further, many of the Company's officers and employees have had either to defer their salary or were delayed in receiving their salary at times during the current and prior calendar year due to the poor financial condition of the Company. The Board of Directors believes that the repricing of the options is a form of incentive to the directors, officers, and employees of the Company to remain with the Company during its period of financial restructuring, and believes that such repricing is in the best interests of the Company and its stockholders.

Board of Directors

The six (6) current directors of the Company are:

        Frank Alioto         John Champlin, MD            Robert Sibthorpe
        Tony Low             Stanton Creasey              Mark Koz

Directors' Compensation

Each director receives, on the date of appointment as a director, options to acquire shares of Common Stock of the Company. The exercise price of the option is equal to the trading price of a share of Common Stock as of the date of grant. A director who also serves as an officer of the Company shall be entitled to options to purchase 300,000 shares of Common Stock. All other directors receive options to purchase 200,000 shares of Common Stock.

Other Stock Plans

1996 Incentive and Nonstatutory Stock Option Plan. The Company has established a 1996 Incentive and Nonstatutory Stock Option Plan (the "1996 Plan"). The purpose of the 1996 Plan is to encourage stock ownership by employees and officers of the Company to give them a greater personal interest in the success of the business and to provide an added incentive to continue to advance in their employment by or service to the Company. A total of 1,500,000 shares of Common Stock are authorized to be issued under the 1996 Plan. The exercise price of any Incentive Stock Option granted under the 1996 Plan may not be less than 100% of the fair market value of the Common Stock of the Company on the date of grant. The fair market value for which an optionee may be granted Incentive Stock Options in any calendar year may not exceed $100,000. Shares subject to options under the 1996 Plan may be purchased for cash. The 1996 Plan is administered by the Compensation Committee which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1996 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each option is exercisable, during the lifetime of the optionee, only so long as the optionee remains employed by the Company. No option is transferrable by the optionee other than by will or the laws of descent and distribution.

Principal Stockholders

The following table sets forth, as of April 1, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each officer named in the compensation table during the last complete fiscal year, (iii) each director of the Company, and
(iv) directors and executive officers of the Company as a group. As of April 1, 1999, there were 25,035,796 shares of Common Stock outstanding.


                                                                               Percentage
                                                       Number of              Beneficially
               Name and Address                        Shares(1)                  Owned
               ----------------                     ----------------        -----------------
JNC                                                  74,742,047 (2)             76.02%
c/o Olympia Capital (Bermuda) Ltd.
Williams House, 20 Reid Street
Hamilton HM 11, Bermuda

Microtechnology S.A.                                  2,962,970                 11.83%
P. O. Box 556
Charlestown, Nevis

507784 BC Ltd.                                        5,748,000 (3)             22.69%
10th Floor
P.O. Box 49333
1055 Dunsmuir Street
Vancouver BC  V7X 1L4

Frank Alioto                                            466,667 (4)              1.83%
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95053

Stanton Creasey                                         800,000 (4)              3.10%
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95054

John Champlin, MD                                       300,000 (4)              1.18%
4373 Meadow Circle
Rescue, CA 95672

Robert Sibthorpe                                        200,000 (4)              *
6311 E. Naumann Dr.
Paradise Valley, AZ 85253

Tony Low                                                200,000 (4)              *
The Saatchi Entertainment Group
37 26th Avenue
Venice, CA 90291

Mark C. Koz                                           5,748,000 (3)             22.69%
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95054

Janek Kaliczak                                          12,000 (4)               *
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95054

Steven Levine                                             -0-                    -0-
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95054



                                                                               Percentage
                                                       Number of              Beneficially
               Name and Address                        Shares(1)                  Owned
               ----------------                     ----------------        -----------------


F. James Anderson                                     600,000 (5)                2.34%
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95054

Thomas Burke                                          500,000 (4)                1.96%
InnovaCom, Inc.
3400 Garrett Drive
Santa Clara, CA 95054

All officers and directors as a group               8,826,667 (6)               31.06%
(10 persons)
---------------------

*Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 71,898,008 shares of Common Stock that may be acquired upon the conversion of outstanding Debentures, and 1,387,500 shares of Common Stock that may be acquired upon the exercise of outstanding Warrants.

(3) Includes 1,000,000 shares of Common Stock owned by 507784 BC Ltd. and 4,448,000 shares beneficially owned by Mark Koz, all of which are subject to a voting agreement by and between 507784 BC Ltd. and Mark Koz, wherein Mr. Koz has the right to nominate three (3) memebers of the six (6) member board of directors of the Company and 507784 BC Ltd. has the right to nominate the remaining three (3) members of the six (6) member board of directors of the Company, and all shares subject to the voting agreement shall vote in favor of the six (6) nominees. The voting agreement is for a period of five (5) years, and terminates on February 26, 2002. The owners of 507784 BC Ltd. are not affiliated with either the Company or Mr. Koz. The above-listed number also includes options to purchase 300,000 shares of Common Stock.

(4) Represents shares of Common Stock that may be aquired within sixty days upon the exercise of options.

(5) Includes options to acquire 300,000 shares of Common Stock exercisable within 60 days and options to acquire 300,000 shares of Common Stock attributable to Mr. Anderson's spouse. Mr. Anderson disclaims beneficial ownership to the options held by his spouse.

(6) Includes 3,378,667 options to acquire shares of Common Stock and 1,000,000 shares subject to a voting agreemeent as discussed in footnotes (3) through (5).


                                         OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Special Meeting of Stockholders. If other matters properly come before the Special Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

Stockholder proposals to be included in the Company's Proxy Statement and Proxy for its 1999 Annual Meeting tentatively scheduled to be held in July 1999 must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and must be received by the Company no later than May 2, 1999.



                                            BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ FRANK ALIOTO,
                                              ---------------
                                               Frank Alioto
                                               President and Chief Executive
                                               Officer

Santa Clara, California
April 26, 1999

                                       INNOVACOM, INC.

                          PROXY SOLICITED BY THE BOARD OF DIRECTORS

                       Special Meeting of Stockholders -- June 11, 1999



        The undersigned stockholder of INNOVACOM, INC. (the "Company"), revoking all previous proxies, hereby appoints FRANK ALIOTO and STANTON CREASEY, or either of them, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on April 23, 1999, at the Special Meeting of Stockholders of the Company to be held on Friday, June 11, 1999, at 10:00 a.m., local time, at 3400 Garrett Drive, Santa Clara, California 95054, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL NO. 3 BELOW:

1. A proposal to approve an amendment to Article IV of the Company's Articles of Incorporation to increase the authorized number shares of Common Stock available for issuance from Fifty Million (50,000,000) to One Hundred Fifty Million (150,000,000).

                           o                o                    o
                          FOR            AGAINST              ABSTAIN

2. A proposal to approve amendments to Article IV of the Company's Articles of Incorporation to authorize and create a new class of 10,000,000 shares of Preferred Stock to be designated and issued from time to time as may be determined by the Board of Directors.

                           o                o                    o
                          FOR            AGAINST              ABSTAIN


3. A proposal to approve the Company's 1999 Stock Option Plan.

                           o                o                    o
                          FOR            AGAINST              ABSTAIN

4. The authority of the proxy, in his discretion, to vote on such other business as may properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE SPECIAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxy may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the stockholder's name is signed as set forth below or a seal affixed or the descriptions, authority, or capacity of the person signing is given or any other defect of signature exits.



                                            DATED:         , 1999


                                            (Stockholder's Signature)


                                            Print Name


                                            (Stockholder's Signature)


                                            Print Name

                                      NOTE: PLEASE MARK, DATE, AND SIGN THIS
                                            PROXY AND RETURN IT IN THE  ENCLOSED
                                            ENVELOPE.  Please  sign  this  Proxy
                                            exactly  as the name  appears in the
                                            address   below.   If   shares   are
                                            registered  in more  than one  name,
                                            all owners  should sign.  If signing
                                            in  a  fiduciary  or  representative
                                            capacity,  such as attorney-in-fact,
                                            executor, administrator,  trustee or
                                            guardian, please give full title and
                                            attach  evidence  of  authority.  If
                                            signer is a corporation, please sign
                                            the  full   corporate  name  and  an
                                            authorized  officer  should sign his
                                            name  and   title   and   affix  the
                                            corporate seal.

                                            STOCKHOLDER'S ADDRESS:







Please complete, sign, and date this Proxy and return it promptly in the enclosed envelope regardless of whether or not you plan to attend the Special Meeting.